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Filed pursuant to rule 424(b)(3)
Registration File No. 333-203677

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated April 27, 2015)

AbbVie Inc.

€                      % SENIOR NOTES DUE 20
€                      % SENIOR NOTES DUE 20
€                      % SENIOR NOTES DUE 20

         Interest on each series of Notes payable on          of each year, commencing                        , 2017.

         AbbVie Inc., a Delaware corporation (the "Company" or the "Issuer"), is offering €              aggregate principal amount of its          % senior notes due 20    (the "20    Notes"), €                aggregate principal amount of its        % senior notes due 20    (the "20    Notes") and €              principal amount of its        % senior notes due 20    (the "20    Notes" and together with the 20    Notes and the 20    Notes, the "Notes"). Each of the 20    Notes, the 20    Notes and the 20    Notes is referred to as a "series" of Notes.

         The Notes will be unsecured, unsubordinated obligations of the Company and will rank equally in right of payment with all of the Company's existing and future unsecured, unsubordinated indebtedness. The Notes will be issued in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof.

         Currently there is no public market for any series of the Notes. We intend to apply to list the Notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such listing is obtained, we have no obligation to maintain such listing and we may delist any series of the Notes at any time.

         The Company intends to use the net proceeds of this offering, along with its existing cash on hand, to repay all or part of its 1.75% Senior Notes that mature on November 6, 2017 (the "2017 Notes") and the remainder, if any, for general corporate purposes.

         AbbVie may redeem some or all of each series of Notes at any time at redemption prices described in this prospectus supplement under "Description of Notes—Optional Redemption." In addition, the Company may redeem each series of Notes in whole, but not in part, at its option, in the event of certain developments affecting U.S. taxation as described under the heading "Description of Notes—Redemption for Tax Reasons."

         Investing in the Notes involves risks. Please read "Risk Factors" included or incorporated by reference herein, as described beginning on page S-16 of this prospectus supplement.

	Public offering price(1)	Underwriting discounts	Proceeds, before expenses, to us

Per 20 Note	%	%	%

Per 20 Note	%	%	%

Per 20 Note	%	%	%

Total	€	€	€

(1)
Plus accrued interest from, and including,                        , 2016, if settlement occurs after that date.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         We intend to apply for listing of the Notes for trading on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such listing is obtained, we have no obligation to maintain such listing and we may delist the Notes at any time.

         The Notes will initially be represented by one or more global notes in registered form ("Global Notes") which will be registered in the name of a nominee of, and deposited with, a common depositary for Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking S.A. ("Clearstream, Luxembourg"). The underwriters expect to deliver the Notes through the book-entry system of Euroclear and Clearstream, Luxembourg against payment on or about                        , 2016, which is the third London business day following the date of this prospectus supplement.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Deutsche Bank	J.P. Morgan	Morgan Stanley
(Global Coordinator)

BNP PARIBAS	HSBC	Société Générale Corporate & Investment Banking

                        , 2016

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        On April 27, 2015, we filed with the SEC a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which became effective upon filing.

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about debt securities that we may offer from time to time, some of which may not apply to the Notes we are offering. The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See "Information Incorporated by Reference." You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Notes offered hereby, nor do this prospectus supplement and accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and accompanying prospectus is delivered or securities are sold on a later date.

        Except as otherwise provided herein, as used in this prospectus supplement, the terms "Issuer" and "Company" refer to AbbVie Inc., a Delaware corporation, and not to any of its subsidiaries; and "AbbVie," "we," "us" and "our" refer to AbbVie Inc. and its consolidated subsidiaries.

WHERE TO OBTAIN MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the Internet from the SEC's website at www.sec.gov, or our website at www.abbvie.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or registration statement of which this prospectus supplement forms a part and you should not rely on any such information in making your investment decision.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus supplement from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and such documents shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing thereof.

        The documents we incorporate by reference into this prospectus supplement are:

          1.     AbbVie's Annual Report on Form 10-K for the year ended December 31, 2015 (including the information in Part III incorporated by reference from the Company's Definitive Proxy Statement on Schedule 14A, filed on March 21, 2016);

          2.     AbbVie's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed on May 6, 2016, August 5, 2016 and November 7, 2016, respectively; and

          3.     AbbVie's Current Reports on Form 8-K filed on February 22, 2016, April 29, 2016, as amended by the Form 8-K/A filed on May 6, 2016, May 10, 2016, May 12, 2016, June 1, 2016, June 2, 2016, June 8, 2016 and October 14, 2016.

        Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus supplement by writing to us at the following address or by calling us at the telephone number listed below:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention: Investor Relations
(847) 932-7900
http://www.abbvieinvestor.com/

INDUSTRY AND MARKET DATA

        This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data is also based on our good-faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained in these materials has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements as to our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE "ORDER") OR TO PERSONS FALLING WITHIN ARTICLE 49 (2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS "RELEVANT PERSONS").

        NEITHER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH

RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE "FSMA").

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE") WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUER OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER. NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAS AUTHORISED, NOR DO THEY AUTHORISE, THE MAKING OF ANY OFFER OF NOTES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUER OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER. THE EXPRESSION "PROSPECTUS DIRECTIVE" MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

STABILIZATION

        IN CONNECTION WITH THE ISSUE OF THE NOTES, BARCLAYS BANK PLC (IN THIS CAPACITY, THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR ANY PERSON ACTING ON ITS BEHALF) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES. SEE "UNDERWRITING."

FORWARD-LOOKING STATEMENTS

        Some statements in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project," and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," in AbbVie's Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the Securities and Exchange Commission and incorporated by reference into this prospectus supplement and the accompanying prospectus. AbbVie notes these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law. Please carefully review and consider the various disclosures made in this prospectus supplement and the accompanying prospectus and any free writing prospectus and documents incorporated by reference into this prospectus supplement or the accompanying prospectus that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

SUMMARY

        The following summary highlights information contained elsewhere in this prospectus supplement and the documents we incorporate by reference and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the following summary together with the entire prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and our consolidated financial statements and notes to those statements, before making an investment decision.

 Our Business

        AbbVie Inc. is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories. AbbVie's mission is to use its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world's most complex and serious diseases. AbbVie's products are focused on treating conditions such as chronic autoimmune diseases in rheumatology, gastroenterology and dermatology; oncology, including blood cancers; virology, including hepatitis C (HCV) and human immunodeficiency virus (HIV); neurological disorders, such as Parkinson's disease and multiple sclerosis; as well as other serious health conditions. AbbVie also has a pipeline of promising new medicines across such important medical specialties as immunology, virology, oncology and neurology, with additional targeted investment in cystic fibrosis and women's health. AbbVie has approximately 28,000 employees and its products are generally sold worldwide.

Our Products

        AbbVie's portfolio of products includes a broad line of therapies that address some of the world's most complex and serious diseases.

        HUMIRA.    HUMIRA (adalimumab) is a biologic therapy administered as a subcutaneous injection. It is approved to treat the following autoimmune diseases in the United States, Canada, and Mexico (collectively, North America), and in the European Union:

Condition	Principal Markets
Rheumatoid arthritis (moderate to severe)	North America, European Union
Psoriatic arthritis	North America, European Union
Ankylosing spondylitis	North America, European Union
Crohn's disease (moderate to severe)	North America, European Union
Plaque psoriasis (moderate to severe)	North America, European Union
Juvenile idiopathic arthritis	North America, European Union
Ulcerative colitis (moderate to severe)	United States, European Union
Axial spondyloarthropathy	United States, European Union
Pediatric Crohn's disease (moderate to severe)	United States, European Union
Hidradenitis Suppurativa	United States, European Union
Pediatric enthesitis-related arthritis	European Union
Non-infectious intermediate, posterior and panuveitis	United States, European Union

        HUMIRA is also approved in over 60 other markets, including Japan, China, Brazil and Australia. HUMIRA was introduced to the market in January 2003. HUMIRA is AbbVie's largest product and accounted for approximately 61 percent of AbbVie's total net revenues in 2015. The United States composition of matter (that is, compound) patent covering adalimumab (which is sold under the trademark HUMIRA) is expected to expire in December 2016, and the equivalent European Union patent is expected to expire in the majority of European Union countries in October 2018. In addition, in the United States, non-composition of matter patents covering adalimumab expire no earlier than 2022. In late 2015, Boehringer Ingelheim International GmbH and Boehringer Ingelheim Pharmaceuticals, Inc., as well as Coherus BioSciences Inc., filed petitions for inter partes review of certain of our method of use patents in the United States relating to HUMIRA. Beginning in May 2016, the Patent Trial and Appeal Board of the U.S. Patent and Trademark Office (PTO) instituted five inter partes review proceedings brought by Coherus Biosciences and Boehringer Ingelheim related to three AbbVie patents covering methods of treatment of rheumatoid arthritis using adalimumab. In these proceedings, the PTO will review the validity of the patents.

        AbbVie has dedicated substantial research and development efforts to expanding indications for HUMIRA, including in the fields of rheumatology, gastroenterology (pediatric ulcerative colitis) and ophthalmology (uveitis). AbbVie continues to work on HUMIRA formulation and delivery enhancements to improve convenience and the overall patient experience.

        IMBRUVICA.    IMBRUVICA (ibrutinib) is a first-in-class, oral, once-daily therapy that inhibits a protein called Bruton's tyrosine kinase (BTK). IMBRUVICA is currently approved for the treatment of patients with chronic lymphocytic leukemia (CLL), CLL patients who have del 17p and patients with Waldenström's macroglobulinemia. IMBRUVICA is also approved for the treatment of patients with mantle cell lymphoma (MCL) who have received at least one prior therapy and the potential treatment of chronic graft-versus-host-disease (cGvHD) after failure of one or more lines of systemic therapy. Accelerated approvals were granted for each of the MCL and cGvHD indications based on the respective overall response rate. Continued approval for these indications may be contingent upon verification of clinical benefit in confirmatory trials. IMBRUVICA was one of the first medicines to receive a U.S. Food and Drug Administration (FDA) approval after being granted a Breakthrough Therapy Designation and IMBRUVICA is one of the few therapies to receive four separate designations.

        HCV products.    VIEKIRA PAK (ombitsavir, paritaprevir, and ritonavir tablets; dasabuvir tablets) is an all-oral, short-course, interferon-free therapy, with or without ribavirin, for the treatment of adult patients with genotype 1 chronic HCV, including those with compensated cirrhosis. VIEKIRA PAK was approved by the FDA in December 2014. In Europe, AbbVie's HCV treatment is marketed as VIEKIRAX+EXVIERA and is approved for use in patients with genotype 1 and genotype 4 HCV. The European Commission granted marketing authorization for this treatment in January 2015. In July 2015, the FDA approved AbbVie's TECHNIVIE (ombitasvir, paritaprevir and ritonavir) for use in combination with ribavirin for the treatment of adults with genotype 4 HCV infection in the United States. In April 2016, AbbVie announced that the FDA approved VIEKIRA PAK without RBV in patients with GT1b chronic HCV infection and compensated cirrhosis. In July 2016, AbbVie announced that the FDA approved a New Drug Application (NDA) for VIEKIRA XR (dasabuvir, ombitasvir, paritaprevir and ritonavir) extended-release tablets. VIEKIRA XR is a once-daily, extendedrelease co-formulation of the active ingredients in VIEKIRA PAK and is for the treatment of patients with chronic genotype 1 (GT1) HCV, including those with compensated cirrhosis (Child-Pugh A).

        Additional Virology products.    AbbVie's additional virology products include KALETRA and Norvir for the treatment of HIV infection and Synagis for the prevention of respiratory syncytial virus (RSV) infection in high risk infants.

  •
  KALETRA.  KALETRA (lopinavir/ritonavir), which is also marketed as Aluvia in emerging markets, is a prescription anti-HIV-1 medicine that contains two protease inhibitors: lopinavir and ritonavir. KALETRA is used with other anti-HIV-1 medications as a treatment that maintains viral suppression in people with HIV-1.

  •
  Norvir.  Norvir (ritonavir) is a protease inhibitor that is indicated in combination with other antiretroviral agents for the treatment of HIV-1 infection.

  •
  Synagis.  Synagis (palivizumab) is a product marketed by AbbVie outside of the United States that protects at-risk infants from severe respiratory disease caused by RSV.

        Metabolics/Hormones products.    Metabolic and hormone products target a number of conditions, including testosterone deficiency, exocrine pancreatic insufficiency and hypothyroidism. These products include:

  •
  AndroGel.  AndroGel (testosterone gel) is a testosterone replacement therapy for males diagnosed with symptomatic low testosterone that is available in two strengths: 1 percent and 1.62 percent.

  •
  Creon.  Creon (pancrelipase) is a pancreatic enzyme therapy for exocrine pancreatic insufficiency, a condition that occurs in patients with cystic fibrosis, chronic pancreatitis, and several other conditions.

  •
  Synthroid.  Synthroid (levothyroxine sodium tablets, USP) is used in the treatment of hypothyroidism.

        AbbVie has the rights to sell AndroGel, Creon and Synthroid only in the United States.

        Endocrinology products.    Lupron (levprolide acetate), which is also marketed as Lucrin and Lupron Depot, is a product for the palliative treatment of advanced prostate cancer, treatment of endometriosis and central precocious puberty, and for the preoperative treatment of patients with anemia caused by uterine fibroids. Lupron is approved for daily subcutaneous injection and one-month, three-month, four-month and six-month intramuscular injection.

        Other products.    AbbVie's other products include the following:

  •
  Duopa and Duodopa (carbidopa and levodopa).  AbbVie's levodopa-carbidopa intestinal gel for the treatment of advanced Parkinson's disease is marketed as Duopa in the United States and as Duodopa outside of the United States.

  •
  Anesthesia products.  Sevoflurane (sold under the trademarks Ultane and Sevorane) is an anesthesia product that AbbVie sells worldwide for human use.

Our Corporate Information

        AbbVie was incorporated in Delaware on April 10, 2012. On January 1, 2013, AbbVie became an independent company as a result of the distribution by Abbott Laboratories ("Abbott") of 100 percent of the outstanding common stock of AbbVie to Abbott's shareholders. AbbVie's common stock began trading "regular-way" under the ticker symbol "ABBV" on the New York Stock Exchange on January 2, 2013.

        AbbVie also maintains an Internet site at www.abbvie.com. AbbVie's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

        For information regarding the results of AbbVie's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in AbbVie's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this prospectus supplement.

        AbbVie is a Delaware corporation. The address of AbbVie's principal executive offices is 1 North Waukegan Road, North Chicago, Illinois 60064. AbbVie's telephone number is (847) 932-7900.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ABBVIE

        The following table sets forth selected financial information for AbbVie as of and for the periods indicated. The selected financial information of AbbVie as of and for the periods from 2011 to 2015 are derived from its (i) audited consolidated financial statements as of and for the years ended December 31, 2015, 2014 and 2013 and (ii) audited combined financial statements as of and for the years ended December 31, 2012 and 2011. The selected interim financial information has been derived from our unaudited condensed consolidated financial statements and includes, in the opinion of our management, all normal and recurring adjustments necessary for a fair presentation of the financial information. The results for the nine-month periods do not necessarily indicate the results to be expected for the full year. You should read the following information in conjunction with our consolidated financial statements and related notes and other financial information incorporated by reference in this prospectus and the accompanying prospectus.

        On January 1, 2013, AbbVie became an independent company as a result of the distribution by Abbott Laboratories ("Abbott") of 100% of the outstanding common stock of AbbVie to Abbott's stockholders. The historical financial statements of AbbVie for periods prior to January 1, 2013 were prepared on a stand-alone basis and were derived from Abbott's consolidated financial statements and accounting records as if the former research-based pharmaceutical business of Abbott had been part of AbbVie for all periods presented. Accordingly, AbbVie's financial statements for periods prior to January 1, 2013 are presented on a combined basis and reflect AbbVie's financial position, results of operations and cash flows as its business was operated as part of Abbott prior to the separation of AbbVie from Abbott, in conformity with generally accepted accounting principles in the United States.

        The historical financial statements for periods prior to January 1, 2013 reflected an allocation of expenses related to certain Abbott corporate functions, including senior management, legal, human resources, finance, information technology and quality assurance. These expenses were allocated to AbbVie based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis of revenues, headcount, square footage, number of transactions or other measures. AbbVie considers the expense allocation methodology and results to be reasonable. However, the allocations may not be indicative of the actual expenses that would have been incurred had AbbVie operated as an independent, stand-alone, publicly traded company for the periods presented. Accordingly, the historical financial information presented for periods prior to January 1, 2013 may not be indicative of the results of operations or financial position that would have been achieved if AbbVie had been an independent, stand-alone, publicly traded company during the periods shown or of AbbVie's performance for periods subsequent to December 31, 2012. Refer to "Background" and "Basis of Historical Presentation" included under Item 8, "Financial Statements and Supplementary Data" contained in AbbVie's Annual Report on Form 10-K for the year ended December 31, 2015, previously filed with the SEC on February 19, 2016 and incorporated by reference into this prospectus supplement. Historical results are not necessarily indicative of any results to be expected in the future. See "Where to Obtain More Information."

	As of and for the nine months ended September 30,		As of and for the year ended December 31,
	2016	2015	2015	2014	2013		2012	2011
(in millions, except per share data)
Statement of earnings data
Net revenues	$18,842	$16,459	$22,859	$19,960	$18,790		$18,380	$17,444
Net earnings(a)	$4,562	$3,627	$5,144	$1,774	$4,128		$5,275	$3,433
Basic earnings per share(a)	$2.79	$2.22	$3.15	$1.11	$2.58		$3.35	$2.18
Diluted earnings per share(a)	$2.78	$2.21	$3.13	$1.10	$2.56		$3.35	$2.18
Cash dividends declared per share	$1.71	$1.53	$2.10	$1.75	$2.00	(b)	n/a	n/a
Weighted-average basic shares outstanding(c)	1,624	1,623	1,625	1,595	1,589		1,577	1,577
Weighted-average diluted shares outstanding(c)	1,633	1,635	1,637	1,610	1,604		1,577	1,577
Balance sheet data
Total assets(d)(e)	$66,626	$54,832	$53,050	$27,513	$29,241		$27,058	$19,521
Long-term debt and lease obligations(d)(e)(f)	$37,284	$31,359	$31,265	$14,552	$14,353		$14,702	$48

n/a—Not applicable.

(a)
Results for the years ended December 31, 2015, 2014 and 2013 included higher expenses associated with operating as an independent, stand-alone, publicly traded company than the historically derived financial statements for periods prior to January 1, 2013. The increases include the impact of interest expense on debt issued in November 2012, a higher tax rate and other incremental costs of operating as an independent company. Refer to Note 5 to the audited consolidated financial statements included under Item 8, "Financial Statements and Supplementary Data" and "Results of Operations" included under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of AbbVie's Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of other items that affected the comparability of financial results for the years ended December 31, 2015, 2014 and 2013.

(b)
AbbVie declared regular quarterly cash dividends in 2013 aggregating $1.60 per share of common stock. In addition, a cash dividend of $0.40 per share of common stock was declared from pre-separation earnings on January 4, 2013 and was recorded as a reduction of additional paid-in capital.

(c)
On January 1, 2013, Abbott distributed 1,577 million shares of AbbVie common stock. For periods prior to the separation, the weighted-average basic and diluted shares outstanding were based on the number of shares of AbbVie common stock outstanding on the distribution date. Refer to Note 4 to the audited consolidated financial statements included under Item 8, "Financial Statements and Supplementary Data" contained in AbbVie's Annual Report on Form 10-K for the year ended December 31, 2015 for information regarding the calculation of basic and diluted earnings per common share for the years ended December 31, 2015, 2014 and 2013.

(d)
On May 26, 2015, AbbVie acquired Pharmacyclics, Inc. for approximately $20.8 billion, including cash consideration of $12.4 billion and equity consideration of approximately 128 million shares of AbbVie common stock valued at $8.4 billion. In connection with the acquisition, AbbVie issued $16.7 billion aggregate principal amount of unsecured senior notes, of which approximately $11.5 billion were used to finance the acquisition of Pharmacyclics, Inc. and approximately $5.0 billion were used to finance an accelerated share repurchase agreement. Refer to Notes 5, 9 and 12 to the audited consolidated financial statements included under Item 8, "Financial Statements and Supplementary Data" contained in AbbVie's Annual Report on Form 10-K for the year ended December 31, 2015 for information regarding the acquisition of Pharmacyclics, Inc., the senior notes and the accelerated share repurchase program, respectively.

(e)
On June 1, 2016, AbbVie acquired Stemcentrx, Inc. for approximately $5.8 billion, including cash consideration of $1.9 billion and approximately 62.4 million shares of AbbVie common stock valued at $3.9 billion. In connection with the acquisition, AbbVie issued $7.8 billion aggregate principal amount of unsecured senior notes, of which approximately $2.0 billion were used to repay AbbVie's outstanding term loan maturing in November 2016, approximately $1.9 billion were used to finance the acquisition of Stemcentrx, Inc. and approximately $3.8 billion were used to finance an accelerated share repurchase agreement with a third-party financial institution. AbbVie may make up to $4.0 billion in additional payments upon the achievement of certain development and regulatory milestones. Refer to Notes 4 and 10 to the unaudited condensed consolidated financial statements included under Item 1, "Financial Statements and Supplementary Data" contained in AbbVie's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 for additional information regarding the acquisition of Stemcentrx, Inc., the senior notes and the accelerated share repurchase program.

(f)
Also includes current portion of long-term debt and lease obligations.

THE OFFERING

        The summary below describes the principal terms of the Notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the "Description of Notes" section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes.

Issuer	AbbVie Inc.
Securities Offered	€ aggregate principal amount of 20 Notes.
€ aggregate principal amount of 20 Notes.
€ aggregate principal amount of 20 Notes.
Interest Rate on Notes	% for the 20 Notes.
% for the 20 Notes.
% for the 20 Notes.
Interest Payment Dates	The Issuer will pay interest on the Notes annually on , beginning , 2017.
Maturity	, 20 for the 20 Notes.
, 20 for the 20 Notes.
, 20 for the 20 Notes.
Optional Redemption

The Issuer may redeem (i) the 20    Notes, at any time prior to    , 20    (one month prior to the maturity date of the 20    Notes) in whole or from time to time prior to    , 20    in part, (ii) the 20    Notes, at any time prior to    , 20    (three months prior to the maturity date of the 20    Notes) in whole or from time to time prior to    , 20    in part and (iii) the 20    Notes, at any time prior to    , 20    (three months prior to the maturity date of the 20    Notes) in whole or from time to time prior to    , 20    in part, in each case at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (Actual/Actual (ICMA)), at the applicable Comparable Bond Rate (as defined herein) plus basis points for the 20    Notes, basis points for the 20    Notes and basis points for the 20    Notes.

In addition, at any time on or after (i)     , 20    (one month prior to the maturity date of the 20    Notes) with respect to the 20    Notes, (ii)     , 20    (three months prior to the maturity date of the 20    Notes) with respect to the 20    Notes or (iii)     , 20    (three months prior to the maturity date of the 20    Notes) with respect to the 20    Notes, the Issuer may redeem some or all of the applicable series of Notes at its option, at a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed, plus, in every case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

The redemption provisions are discussed in this prospectus supplement under "Description of Notes—Optional Redemption."
Redemption for Tax Reasons

The Issuer may redeem the Notes at its option in whole, but not in part, if the tax laws of the United States (or any taxing authority in the United States) change and it becomes obligated to pay additional amounts on the Notes as described under "Description of Notes—Payments of Additional Amounts." This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the Notes to the date fixed for redemption.

See "Description of Notes—Redemption for Tax Reasons."
Ranking	The Notes will be the Issuer's unsecured, unsubordinated obligations, and will:
• rank equally in right of payment with all of the Issuer's existing and future unsecured, unsubordinated indebtedness, liabilities and other obligations;
• rank senior in right of payment to all of the Issuer's future indebtedness that is subordinated to the Notes;
• be effectively subordinated in right of payment to all of the Issuer's future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
• be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of the Issuer's subsidiaries.

Currency of Payment

All payments of interest and principal, including payments made upon any redemption of the Notes, will be made in euro. If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer's control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in dollars until the euro is again available to the Issuer or so used.

Additional Amounts

The Issuer will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the Notes as are necessary in order that the net payment by it of the principal of, and premium, if any, and interest on the Notes to a holder who is not a U.S. person, after withholding or deduction for any future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the Notes to be then due and payable.

See "Description of Notes—Payment of Additional Amounts."
Use of Proceeds

The Issuer intends to use the net proceeds from the sale of the Notes, along with its existing cash on hand, to repay all or a part of its 1.75% Senior Notes that mature on November 6, 2017 and the remainder, if any, for general corporate purposes. See "Use of Proceeds."

Certain Covenants

The indenture governing the Notes includes covenants that, among other things, limit the Issuer's ability and the ability of the Issuer's subsidiaries to create or permit to exist mortgages with respect to principal domestic properties and to enter into sale and leaseback transactions with respect to principal domestic properties and limit the Issuer's ability to merge or consolidate with any other entity or convey, transfer, or lease the Issuer's properties and assets substantially as an entirety. These covenants are subject to a number of important qualifications and limitations. See "Description of Notes."

Additional Notes	The Issuer may "re-open" each series of Notes and issue an unlimited principal amount of additional Notes of that series in the future without the consent of the holders.

Form and Denominations

The Notes will be issued in the form of Global Notes fully registered in the name of a nominee of, and deposited with, a common depositary for Euroclear and Clearstream, Luxembourg. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form ("Definitive Notes") and will not be considered holders of Notes for any purpose. The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Risk Factors

You should carefully consider the information set forth herein under "Risk Factors" and the other information in this prospectus supplement and the documents incorporated herein by reference in deciding whether to purchase the Notes.

Listing

We intend to apply for listing the Notes for trading on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time.

Material U.S. Federal Income Tax Considerations	See "Material U.S. Federal Income Tax Considerations."
Selling Restrictions

You should carefully read and consider the information set forth in "Notice to Residents of the United Kingdom," "Notice to Residents of the European Economic Area" and "Underwriting—Selling Restrictions" before investing in the Notes

Trustee	U.S. Bank National Association.
London Paying Agent	Elavon Financial Services DAC, UK Branch
Registrar and Transfer Agent	Elavon Financial Services DAC
Governing Law	The State of New York.

RISK FACTORS

        You should carefully consider the following risk factors, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only risks that we face in our business and/or in connection with this offering. Our business, financial condition and results of operations and/or the Notes offered hereby could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material.

Risks Relating to Our Business

        For a discussion of the risks related to our business you should carefully consider the risks, uncertainties and assumptions discussed under "Part I—Item 1A. Risk Factors" in the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus supplement. See "Where to Obtain More Information."

Risks Related to this Offering

         In addition to indebtedness that will be issued in this offering, the Issuer has significant outstanding unused borrowing capacity, significant outstanding debt and may incur additional debt in the future. The terms of this indebtedness could restrict the activities of AbbVie.

        In October 2014, the Issuer entered into the Revolving Credit Facility (as defined below) with various financial institutions. In September 2015, the Issuer entered into a $2 billion three-year term loan credit agreement and a $2 billion 364-day term loan credit agreement with various financial institutions. Following repayment and termination of the $2 billion 364-day term loan credit agreement, there is currently $2 billion outstanding under the $2 billion three-year term loan credit agreement. This credit facility imposes restrictions on the Issuer and its subsidiaries, including certain restrictions on their ability to incur liens on their assets. In addition, this credit facility requires the Issuer to maintain compliance with a financial covenant. The Issuer's ability to comply with these restrictions and covenants may be affected by events beyond its control. If the Issuer breaches any of these restrictions or covenants and does not obtain a waiver from the lenders, then, subject to applicable cure periods, any outstanding indebtedness under the credit facility could be declared immediately due and payable. As of September 30, 2016, AbbVie had $35.2 billion aggregate principal amount of unsecured senior notes outstanding. AbbVie may also incur significantly more debt in the future.

         The Issuer has limited direct operations and depends on dividends and other distributions from its subsidiaries.

        The Issuer has limited direct operations. The Issuer's principal assets are the equity interests that the Issuer holds in its subsidiaries. As a result, the Issuer depends on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on its outstanding indebtedness. The Issuer's subsidiaries are legally distinct from the Issuer and have no obligation to pay amounts due on the Issuer's indebtedness or to make funds available for such payment. In addition, the Issuer's subsidiaries will be permitted under the terms of the indenture governing the Notes to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to the Issuer. The Issuer cannot assure you that the agreements governing the current and future indebtedness of its subsidiaries will permit such subsidiaries to provide it with sufficient dividends, distributions or loans to fund payments on the Notes when due.

         An increase in interest rates could result in a decrease in the market values of the Notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if you purchase the Notes and market interest rates increase, the market values of your Notes may decline. The Issuer cannot predict the future level of market interest rates.

         Changes in the Issuer's credit ratings may adversely affect the values of the Notes.

        Any ratings assigned to the Notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency's judgment, circumstances warrant. Actual or anticipated changes or downgrades in the Issuer's credit ratings, including any announcement that the Issuer's ratings are under further review for a downgrade, could affect the market values of the Notes.

         The indenture governing the Notes will not restrict the amount of additional debt that AbbVie may incur.

        The Notes and the indenture under which the Notes will be issued do not place any limitation on the amount of debt that AbbVie may incur (other than certain limited restrictions on the incurrence of certain secured debt). AbbVie's incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for the Issuer to satisfy its obligations with respect to the Notes, a loss in the market values of the Notes and a risk that any credit rating of the Notes is lowered or withdrawn. In addition, the Issuer is not restricted under the indenture governing the Notes from paying dividends or issuing or repurchasing its securities.

        There are no financial covenants in the indenture governing the Notes. Except for the covenants described under "Description of Notes—Certain Covenants of AbbVie" and "Description of Notes—Consolidation, Merger and Sale of Assets," there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of the Issuer.

         There are currently no markets for the Notes, and active trading markets may not develop for the Notes.

        The Notes are new issues of securities with no established trading markets. We intend to apply for listing of the Notes for trading on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. In addition, although the underwriters have advised the Issuer that they intend to make a market for each series of the Notes as permitted by applicable laws and regulations, they have no obligation to do so and they may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading markets in the Notes and the market prices quoted for the Notes may be adversely affected by changes in the overall market for securities and by changes in AbbVie's financial performance or prospects or changes in the financial performance or prospects of companies in AbbVie's industry. Active trading markets for the Notes may not develop or be sustained and there can be no assurance as to the liquidity of any markets that do develop. You may not be able to sell your Notes at a particular time, and the price that you receive when you sell may not be favorable.

         Neither the Issuer nor any of its subsidiaries has any property that has been determined to be a principal domestic property under the indenture governing the Notes.

        The indenture governing the Notes includes covenants that, among other things, limit the Issuer's ability and the ability of the Issuer's subsidiaries to create or permit to exist mortgages on and other liens and enter into sale and leaseback transactions with respect to principal domestic properties. However, as of the date of this prospectus supplement, neither the Issuer, nor any of its subsidiaries has any property that constitutes a principal domestic property under the indenture governing the Notes.

         The Issuer's board of directors has broad discretion to determine that a property is not a principal domestic property and therefore not subject to certain covenants in the indenture governing the Notes.

        The indenture governing the Notes includes covenants that, among other things, limit the Issuer's ability and the ability of the Issuer's subsidiaries to create or permit to exist mortgages on and other liens and enter into sale and leaseback transactions with respect to principal domestic properties. The indenture governing the Notes provides that a principal domestic property means any building, structure or other facility, together with the land on which it is erected and fixtures comprising a part of it, used primarily for manufacturing, processing, research, warehousing or distribution and located in the United States, excluding its territories, possessions and Puerto Rico, owned or leased by the Issuer or any of its domestic subsidiaries and having a net book value which, on the date the determination as to whether a property is a principal domestic property is being made, is in excess of 2% of the consolidated net assets of the Issuer, other than any such building, structure or other facility or a portion thereof which is an air or water pollution control facility financed by State or local governmental obligations, or which the chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer, or assistant treasurer of the Issuer determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted or assets owned by the Issuer and its subsidiaries as an entirety. Although it has not yet done so, under the terms of the indenture governing the Notes, the Issuer's chairman of the board or any of the Issuer's executive officers listed above may determine from time to time that an AbbVie property is not a principal domestic property and therefore such property is not subject to the covenants in the indenture governing the Notes.

         The Notes will not be guaranteed by any of the Issuer's subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of the Issuer's subsidiaries.

        The Notes will be obligations exclusively of the Issuer and will not be guaranteed by any of the Issuer's subsidiaries. As a result, the Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of the Issuer's subsidiaries. The indenture governing the Notes does not restrict the Issuer or its subsidiaries from incurring substantial additional indebtedness in the future.

        As of September 30, 2016, on a pro forma basis, giving effect to the issuance and sale of the Notes and the application of the estimated net proceeds therefrom, as described in this prospectus supplement, as if such transaction had occurred on September 30, 2016, the Issuer would have had approximately $37.3 billion of outstanding indebtedness. In addition, the Issuer has entered into the Revolving Credit Facility, which has a borrowing capacity of up to $3 billion. The Issuer's subsidiaries are separate and distinct legal entities from the Issuer and such subsidiaries have no obligation to pay any amounts due on the Notes or to provide the Issuer with funds to meet the payment obligations on the Notes. Any payment of dividends, loans or advances by the Issuer's subsidiaries could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries' earnings and business considerations. The Issuer's right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation, or similar reorganization, and the rights of the holders of the Notes, will be structurally subordinated to all existing and future indebtedness and other liabilities of such subsidiaries.

         The Notes are subject to prior claims of secured creditors.

        The Notes will be unsecured, ranking equally in right of payment with other unsecured, unsubordinated indebtedness of the Issuer and effectively subordinated in right of payment to any secured debt of the Issuer to the extent of the value of the assets securing such indebtedness. As of September 30, 2016, the Issuer did not have any significant secured debt outstanding. However, the indenture governing the Notes, and the credit agreements governing the Revolving Credit Facility and the $2 billion three-year term loan credit agreement permit the Issuer and its subsidiaries to incur secured debt under certain circumstances, and the amounts could be substantial. If the Issuer incurs any debt secured by its assets or the assets of its subsidiaries, these assets could be subject to the claims of secured creditors that are prior to your claim as a holder of Notes.

        In the event of a bankruptcy, liquidation, or similar proceeding, the pledged assets of the Issuer would be available to satisfy obligations of the secured debt before any payment could be made on the Notes. As a result, the Notes will be effectively subordinated to any secured debt that the Issuer may have. To the extent that such pledged assets cannot satisfy such secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment with the Notes.

         The Issuer's credit ratings may not reflect all risks of your investment in the Notes.

        Any credit ratings assigned or that will be assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency's judgment, circumstances so warrant.

        Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in the Issuer's credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market values of the Notes and increase the Issuer's corporate borrowing costs.

         The Issuer may choose to redeem the Notes of any series prior to maturity.

        The Issuer may redeem some or all of the Notes of any series at any time. See "Description of Notes—Optional Redemption." Although the Notes contain provisions designed to compensate you for the lost value of your Notes if the Issuer redeems some or all of the Notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of Notes.

         An investment in the Notes by a holder whose home currency is not euro entails significant risks.

        All payments of interest on and the principal of the Notes and any redemption price for the Notes will be made in euro. An investment in the Notes by a holder whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which the Issuer has no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of euro against the holder's home currency would result in a decrease in the effective yield of the Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a holder subject to U.S. income tax, see "Material U.S. Federal Income Tax Considerations" for the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes related to the Notes being denominated in euro.

         The Notes permit the Issuer to make payments in dollars if the Issuer is unable to obtain euro.

        If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer's control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euro will be converted into dollars on the basis of the market exchange rate for euro most recently available on, or prior to, the second business day before the relevant payment date. Any payment in respect of the Notes so made in dollars will not constitute an event of default under the Notes or the indenture governing the Notes.

         In a lawsuit for payment on the Notes, an investor may bear currency exchange risk.

        The indenture is, and the Notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Notes would be required to render the judgment in euro. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Notes would apply New York law.

        In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the Notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro into dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

         Trading in the clearing systems is subject to minimum denomination requirements.

        The terms of the Notes provide that Notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If Definitive Notes are required to be issued in relation to such Notes in accordance with the provisions of the relevant Global Notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in Definitive Notes unless and until such time as its holding satisfies the minimum denomination requirement.

         As Global Notes are held by or on behalf of Euroclear and Clearstream, Luxembourg, investors will have to rely on their procedures for transfer, payment and communication with the Issuer.

        The Notes will be represented by Global Notes except in certain limited circumstances described in the Global Notes. The Notes will be deposited with a common depositary for Euroclear and Clearstream, Luxembourg. Except in certain limited circumstances described in the Global Notes, investors will not be entitled to receive Definitive Notes. Euroclear and Clearstream, Luxembourg will maintain records of the beneficial interests in the Global Notes and, while the Notes are in global form, investors will be able to trade their beneficial interests only through Euroclear and Clearstream, Luxembourg.

        While the Notes are represented by Global Notes, the Issuer will discharge its payment obligations under the Notes by making payments to or to the order of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg for distribution to their accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream, Luxembourg to receive payments under the Notes. The Issuer has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in a Global Note.

USE OF PROCEEDS

        We expect the net proceeds to us from this offering will be approximately €            (or $            using the noon buying rate in New York City on                        , 2016 for cable transfers of €1.00=$            as announced by the U.S. Federal Reserve Board for euro), after deducting underwriting discounts and our estimated offering expenses. We intend to use the net proceeds from the sale of the Notes, along with our existing cash on hand to repay all or a part of our 1.75% Senior Notes that mature on November 6, 2017 and the remainder, if any, for general corporate purposes.

CURRENCY CONVERSION

        Principal and interest payments in respect of the Notes and any redemption price for the Notes will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into dollars on the basis of the market exchange rate for euro most recently available on, or prior to, the second business day before the relevant payment date. Any payment in respect of the Notes so made in dollars will not constitute an event of default under the Notes or the indenture governing the Notes.

        Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors." You should consult your own financial and legal advisors as to the risks involved in an investment in the Notes.

        On                        , 2016, the noon buying rate in New York City for cable transfers as announced by the U.S. Federal Reserve Board was €1.00=$            .

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth AbbVie's historical ratio of earnings to fixed charges for the periods indicated. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus supplement. The following table should be read in conjunction with our consolidated financial statements and accompanying notes included under Item 8, "Financial Statements and Supplementary Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included under Item 7 of AbbVie's Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference into this prospectus supplement. For further information, see Exhibit 12.2 (Computation of Ratio of Earnings to Fixed Charges) to AbbVie's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 incorporated by reference into this prospectus supplement.

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Consolidated ratio of earnings to fixed charges	7.7	8.0	6.0	16.6	41.3	132.0

CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2016 on an actual basis and as adjusted to give effect to the issuance and sale of the Notes and the application of the estimated net proceeds therefrom, as described in this prospectus supplement.

        You should read this table in conjunction with "Use of Proceeds" and the consolidated financial statements and accompanying notes thereto and other financial information, which are incorporated by reference into this prospectus supplement.

	As of September 30, 2016
(dollars in millions)	Actual	As Adjusted
Cash and equivalents	$6,218	$

Total debt and lease obligations:
Floating rate notes due 2018	2,000		2,000
1.75% unsecured notes due 2017, net of discount and interest rate swap fair market value adjustment	3,998
2.00% unsecured notes due 2018, net of discount and interest rate swap fair market value adjustment	1,001		1,001
2.90% unsecured notes due 2022, net of discount and interest rate swap fair market value adjustment	3,172		3,172
4.40% unsecured notes due 2042, net of discount	2,577		2,577
1.80% unsecured notes due 2018, net of discount	2,998		2,998
2.50% unsecured notes due 2020, net of discount and interest rate swap fair market value adjustment	3,776		3,776
3.20% unsecured notes due 2022, net of discount	998		998
3.60% unsecured notes due 2025, net of discount and interest rate swap fair market value adjustment	3,846		3,846
4.50% unsecured notes due 2035, net of discount	2,484		2,484
4.70% unsecured notes due 2045, net of discount	2,699		2,699
2.30% unsecured notes due 2021, net of discount and interest rate swap fair market value adjustment	1,800		1,800
2.85% unsecured notes due 2023, net of discount and interest rate swap fair market value adjustment	1,005		1,005
3.20% unsecured notes due 2026, net of discount and interest rate swap fair market value adjustment	2,011		2,011
4.30% unsecured notes due 2036, net of discount	995		995
4.45% unsecured notes due 2046, net of discount	1,987		1,987
Other long-term borrowings, net of unamortized deferred financing costs	(38)		(38)
Short-term borrowings	—		—
Revolving Credit Facility (up to $3 billion)	—		—
Notes offered hereby, net of underwriting discounts and estimated offering expenses	—

	37,309
Stockholders' equity	6,469		6,469

Total capitalization	$43,778	$

DESCRIPTION OF NOTES

        The Notes will be issued under an indenture, dated as of November 8, 2012 (the "indenture"), between AbbVie and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by one or more supplemental indentures relating to the Notes. The following description of the terms of the Notes supplements, and, to the extent it is inconsistent therewith replaces, the description of the general terms of debt securities set forth in the accompanying prospectus, to which description reference is hereby made. The following summary of certain provisions of the indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the Notes, including the definitions of certain terms therein and those terms made part thereof by the Trust Indenture Act of 1939, as amended. In this description all references to "AbbVie," "we," "our" and "us" mean AbbVie Inc. only.

General

        AbbVie is issuing €                        aggregate principal amount of 20    Notes. The 20    Notes will mature on                        , 20    . Interest on the 20    Notes will accrue at the rate of          % per annum.

        AbbVie is issuing €                        aggregate principal amount of 20    Notes. The 20    Notes will mature on                        , 20    . Interest on the 20    Notes will accrue at the rate of          % per annum.

        AbbVie is issuing €                        aggregate principal amount of 20    Notes. The 20    Notes will mature on                        , 20    . Interest on the 20    Notes will accrue at the rate of          % per annum.

        The Notes will be issued in fully registered form only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

        In the future, AbbVie may, without the consent of the holders, increase the principal amounts of any series of Notes offered hereby. The Notes of each series and any additional Notes of such series subsequently issued under the indenture will be treated as a single series or class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions, provided that if any such additional Notes are not fungible with the existing Notes for United States federal income tax purposes, such additional Notes will have a separate CUSIP number.

        The indenture limits neither the amount of debt that AbbVie may issue under the indenture, nor the amount of other debt or securities that AbbVie or any of its subsidiaries may issue. AbbVie may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions contained in the indenture on secured debt and sale/leaseback transactions described below under "Certain Covenants of AbbVie," and the restrictions described below under "Consolidation, Merger and Sale of Assets," the indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event AbbVie participates in a highly leveraged transaction. In addition, the indenture does not limit AbbVie's ability to guarantee any indebtedness of its subsidiaries or any other person.

Interest

        Interest on each series of Notes will be payable in arrears on                        of each year, beginning on                        , 2017, to the holders in whose names the Notes are registered at the close of business on the date that is (i) in the case of Notes represented by a Global Note, the clearing system business day (which, for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euro) immediately prior to the relevant interest payment date and

(ii) in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a business day) (such day, the "Record Date").

        Interest on the Notes shall be determined on the basis of the actual number of days in the period for which interest is being calculated, and including the last date on which interest was paid or duly provided for on the Notes (or                  , 2016, if no interest has been paid on the Notes), but excluding the next following interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

        Unless otherwise indicated, the term "business day" means any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Realtime Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

Optional Redemption

        AbbVie may redeem (i) the 20    Notes, at any time prior to                        , 20    (one month prior to the maturity date of the 20    Notes) in whole or from time to time prior to                        , 20    in part, (ii) the 20    Notes, at any time prior to                                    , 20    (three months prior to the maturity date of the 20    Notes) in whole or from time to time prior to                        , 20    in part and (iii) the 20    Notes, at any time prior to                        , 20    (three months prior to the maturity date of the 20    Notes) in whole or from time to time prior to                        , 20    in part, in each case, at AbbVie's option, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Notes of that series to be redeemed; and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Bond Rate (as defined below) plus                        basis points for the 20    Notes,                        basis points for the 20    Notes and            basis points for the 20    Notes.

        In each case, AbbVie will pay accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

        In addition, at any time on or after (i)                         , 20    (one month prior to the maturity date of the 20    Notes) with respect to the 20    Notes, (ii)                         , 20    (three months prior to the maturity date of the 20    Notes) with respect to the 20    Notes or (iii)                         , 20    (three months prior to the maturity date of the 20    Notes) with respect to the 20    Notes, AbbVie may redeem some or all of such series of Notes, at its option, at a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

        For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

        "Comparable Government Bond Rate" means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

        "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a bond that is a direct obligation of the Federal Republic of Germany ("German government bond"), whose maturity is closest to the maturity of the notes, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

        Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date (i) in the case of Notes represented by a Global Note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the Notes, or (ii) in the case of Definitive Notes, to each holder of record of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the series and amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless AbbVie defaults in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption date. If fewer than all of the Notes of a series are to be redeemed at any time, (i) in the case of Notes represented by a Global Note, the Notes will be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), or (ii) in the case of Definitive Notes, the Trustee will select, not more than 45 days prior to the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously redeemed by random lot.

Payment of Additional Amounts

        AbbVie will, subject to the exceptions and limitations set forth below, pay as additional interest on each series of the Notes such additional amounts as are necessary in order that the net amount of the principal of, and premium, if any, and interest on such Notes received by a beneficial owner who is not a U.S. person (as defined below), after withholding or deduction for any future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

  (1)
  to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

  (a)
  being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

  (b)
  having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

  (c)
  being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

  (d)
  being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision; or

    (e)
    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

  (2)
  to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

  (3)
  to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

  (4)
  to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by AbbVie or a paying agent from the payment;

  (5)
  to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

  (6)
  to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

  (7)
  to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

  (8)
  to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

  (9)
  to any tax, assessment or other governmental charge that would not have been imposed or withheld but for the beneficial owner being a bank (i) purchasing the Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;

  (10)
  to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement; or

  (11)
  in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

        The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this heading

"—Payment of Additional Amounts," AbbVie will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

        As used under this heading "—Payment of Additional Amounts" and under the heading "—Redemption for Tax Reasons", the term "United States" means the United States of America, the states of the United States, and the District of Columbia, and the term "U.S. person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Redemption for Tax Reasons

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position or judicial precedent regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, AbbVie becomes or, based upon a written opinion of independent counsel selected by it, will become obligated to pay additional amounts as described under the heading "—Payment of Additional Amounts" with respect to the Notes, then AbbVie may at any time at its option redeem, in whole, but not in part, the Notes on not less than 30 nor more than 60 days' prior notice, (i) in the case of Notes represented by a Global Note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the Notes to be so redeemed, or (ii) in the case of Definitive Notes, to each holder of record of the Notes to be redeemed at its registered address, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the redemption date.

Open Market Purchases

        AbbVie or any of its affiliates may at any time and from time to time purchase Notes in the open market or otherwise at any price.

Sinking Fund

        There is no provision for a sinking fund for any of the Notes.

Ranking

        The Notes will be unsecured, unsubordinated obligations of AbbVie and will rank equally with all its other existing and future unsecured, unsubordinated indebtedness, including the Existing Notes and indebtedness under its Revolving Credit Facility and the Term Loan Facilities.

        AbbVie derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. AbbVie depends on distributions of cash flow and earnings from its subsidiaries in order to meet its payment obligations under the Notes and its other debt obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the Notes, or to provide AbbVie with funds for its payment obligations with respect thereto, whether by dividends, distributions, loans or otherwise. As a result, the Notes will be structurally subordinated to the liabilities of AbbVie's subsidiaries, including trade payables. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of AbbVie's subsidiaries to make payments or other distributions to it, and AbbVie's subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to it. As of September 30, 2016, on a pro forma basis, giving effect to the issuance and sale of the Notes and the application of the estimated net proceeds therefrom, as described in this prospectus supplement, as if such transaction had occurred on September 30, 2016, AbbVie would have had approximately $37.3 billion of outstanding indebtedness. In addition, AbbVie has entered into the Revolving Credit Facility, which has a borrowing capacity of up to $3 billion.

Issuance in Euro

        Initial holders will be required to pay for the Notes in euro, and all payments of principal of, and premium, if any, and interest on, the Notes, including payments made upon any redemption of the Notes, will be payable in euro. If, on or after the date of this prospectus supplement, we are unable to obtain euro in amounts sufficient to make a required payment under the Notes due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by us in our sole discretion. Any payment in respect of the Notes so made in U.S. dollar will not constitute an Event of Default under the Notes or the indenture governing the Notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors."

Certain Covenants of AbbVie

Restrictions on Secured Debt

        If AbbVie or any Domestic Subsidiary incurs, issues, assumes or guarantees any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness for borrowed money (called "Debt") and that Debt is secured by a Mortgage on any Principal Domestic Property or any shares of stock or Debt of any Domestic Subsidiary, AbbVie will secure, or cause its Domestic Subsidiary to secure, the Notes equally and ratably with, or prior to, such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt, plus all Attributable Debt in respect of Sale and Leaseback Transactions involving Principal Domestic Properties (other than Sale and Leaseback Transactions permitted pursuant to the second bullet under the heading "Sale and Leaseback Transactions" below), would not exceed 15% of AbbVie's Consolidated Net Assets. This restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of this restriction, Debt secured by:

  •
  Mortgages on property of, or on any shares of stock or Debt of, any Person existing at the time such Person becomes a Domestic Subsidiary;

  •
  Mortgages in favor of AbbVie or any Subsidiary thereof;

  •
  Mortgages on property of AbbVie or a Domestic Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute;

  •
  Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation;

  •
  Mortgages to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

  •
  with respect to each series of Notes, Mortgages existing on the first date on which a Note of such series is authenticated by the Trustee under the indenture;

  •
  Mortgages incurred in connection with pollution control, industrial revenue or similar financings;

  •
  Mortgages created in substitution of or as replacements for any Mortgages referred to in the foregoing list, inclusive, provided that, based on a good faith determination of an officer of AbbVie, the property encumbered under any such substitute or replacement Mortgage is substantially similar in nature to the property encumbered by the otherwise permitted Mortgage which is being replaced; and

  •
  any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Debt secured by any Mortgage referred to in the foregoing list, inclusive, provided that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property, and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii)(b) below), and (ii) the Debt secured by such Mortgage at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Debt being refinanced) and (b) where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project that is subject to a Mortgage securing the Debt being extended, refinanced or renewed, by an amount equal to such additional principal amount).

Restrictions on Sales and Leasebacks

        Neither AbbVie nor any Domestic Subsidiary may enter into any Sale and Leaseback Transaction unless either:

  •
  AbbVie or such Domestic Subsidiary could incur Debt secured by a Mortgage under the restrictions described above under "Restrictions on Secured Debt" on the Principal Domestic Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

  •
  AbbVie, within 180 days after the sale or transfer by AbbVie or by any such Domestic Subsidiary, applies to the retirement of AbbVie's Funded Debt, an amount equal to the greater of (1) the net proceeds of the sale of the Principal Domestic Property sold and leased back pursuant to such arrangement; or (2) the fair market value of the Principal Domestic Property so sold and leased back at the time of entering into such arrangements (as determined by any two of the following: the chairman of the board of the Company, its chief executive officer, an executive vice president, a senior vice president or a vice president, and the chief financial officer, the treasurer or an assistant treasurer), subject to credits for certain voluntary retirements of Funded Debt.

Certain Definitions

        The following are the meanings of terms that are important in understanding the restrictive covenants of AbbVie:

  •
  "Attributable Debt" means (except as otherwise provided in this paragraph), as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined (the "Determination Date"), the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the Determination Date at the rate of 8% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty, if under the terms of the lease the termination right is not exercisable until after the Determination Date, and if the amount of such penalty discounted to the Determination Date at the rate of 8% per annum compounded monthly is less than the net amount of rentals payable after the time as of which such termination could occur (the "Termination Time") discounted to the Determination Date at the rate of 8% per annum compounded monthly, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the Termination Time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty, if such termination right is exercisable on the Determination Date, and if the amount of the net rentals payable under such lease after the Determination Date discounted to the Determination Date at the rate of 8% per annum compounded monthly is greater than the amount of such penalty, the "Attributable Debt" for such lease as of such Determination Date shall be equal to the amount of such penalty.

  •
  "Consolidated Net Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities, as set forth on the consolidated balance sheet of AbbVie and its consolidated Subsidiaries, prepared as of the end of a fiscal quarter in accordance with generally accepted accounting principles, which AbbVie shall have most recently filed with the SEC or otherwise distributed to its shareholders prior to the time as of which "Consolidated Net Assets" shall be determined (which calculation shall give pro forma effect to any acquisition by or disposition of assets of AbbVie or any of its Subsidiaries involving the payment or receipt by AbbVie or any of its Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

  •
  "Domestic Subsidiary" means any Subsidiary of AbbVie that transacts substantially all of its business or maintains substantially all of its property within the United States of America (excluding its territories and possessions and Puerto Rico); provided, however, that the term shall not include any Subsidiary which (1) is engaged primarily in the financing of operations outside of the United States of America or in leasing personal property or financing inventory, receivables or other property or (2) does not own a Principal Domestic Property.

  •
  "Funded Debt" means indebtedness of AbbVie (other than the Notes or indebtedness subordinated in right of payment to the Notes) or indebtedness of a wholly-owned Domestic Subsidiary for borrowed money, having a stated maturity more than 12 months from the date of application of Sale and Leaseback Transaction proceeds or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application.

  •
  "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

  •
  "Person" means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

  •
  "Principal Domestic Property" means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, research, warehousing or distribution and located in the United States of America (excluding its territories and possessions and Puerto Rico), owned or leased by AbbVie or any Domestic Subsidiary and having a net book value which, on the date the determination as to whether a property is a Principal Domestic Property is being made, exceeds 2% of Consolidated Net Assets of AbbVie other than any such building, structure or other facility or a portion thereof (i) which is an air or water pollution control facility financed by state or local governmental obligations or (ii) which the chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer or assistant treasurer of AbbVie determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted, or assets owned, by AbbVie and its Subsidiaries as an entirety.

  •
  "Sale and Leaseback Transaction" means any arrangement with any bank, insurance company or other lender or investor (not including AbbVie or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by AbbVie or any Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Property which has been or is to be sold or transferred, more than 180 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, by AbbVie or any Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Property.

  •
  "Subsidiary" means any Person which is a corporation, partnership, joint venture, limited liability company, trust or estate, and of which AbbVie directly or indirectly owns or controls stock or other interests, which under ordinary circumstances (not dependent upon the happening of a contingency) has the voting power to elect a majority of the board of directors, managers, trustees or equivalent of such Person; provided, however, that the term shall not include any such Person if and for so long as (a) such Person does not own a Principal Domestic Property and (b) the chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer or assistant treasurer of AbbVie determine in good faith at least annually that the existing aggregate investments by AbbVie and its Domestic Subsidiaries (including all guarantees and other extensions of credit) in such Person are not of material importance to the total business conducted, or assets owned, by AbbVie and its Subsidiaries, as an entirety.

  •
  "Trustee" means the Person named as the "Trustee" in the indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee under the indenture, and if at any time there is more than one such Person, "Trustee" as used with respect to the Notes of any series shall mean the Trustee with respect to Notes of that series.

Consolidation, Merger and Sale of Assets

        AbbVie shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

  •
  the Person formed by such consolidation or into which AbbVie is merged or the Person which acquires by conveyance or transfer, or which leases, AbbVie's properties and assets substantially as an entirety shall be a corporation, limited liability company or partnership, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume AbbVie's obligations on the Notes under a supplemental indenture;

  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

  •
  if, as a result of any such consolidation or merger or such conveyance, transfer or lease, AbbVie's properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the indenture, AbbVie or such successor Person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with, or prior to, all indebtedness secured thereby; and

  •
  AbbVie has delivered to the Trustee an officers' certificate and an opinion of counsel stating compliance with these provisions.

        Upon any consolidation of AbbVie with, or merger of AbbVie into, any other Person or any conveyance, transfer or lease of the properties and assets of AbbVie substantially as an entirety in accordance with the above provisions, the successor Person formed by such consolidation or into which AbbVie is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, AbbVie under the indenture with the same effect as if such successor Person had been named in the indenture, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the indenture and the Notes.

Events of Default

        The indenture defines an event of default with respect to any series of Notes as being:

  (1)
  failure to pay interest or premium on that series of Notes when due, continued for 30 days;

  (2)
  failure to pay the principal on that series of Notes when due;

  (3)
  failure to perform, or breach, under any other covenant or warranty applicable to that series of Notes and not otherwise specifically dealt with in the definition of "event of default" for a period of 90 days after the giving of written notice to AbbVie by the Trustee or to AbbVie and the Trustee by holders of at least 25% in principal amount of outstanding Notes of that series;

  (4)
  with respect to any series of Notes, default in the performance of AbbVie's obligations relating to the special mandatory redemption pursuant to such series of Notes; or

  (5)
  specified events of bankruptcy, insolvency or reorganization of AbbVie.

        The Trustee is required to give holders of the particular series of Notes written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (3) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.

        AbbVie is required annually to deliver to the Trustee a certificate stating whether or not the signers have any knowledge of any default by AbbVie in its performance and observance of any terms, provisions and conditions of the indenture.

        In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of AbbVie) shall occur and be continuing with respect to any series of Notes, the Trustee or the holders of not less than 25% in principal amount of the particular series of Notes then outstanding may declare the principal amount of such series of Notes to be immediately due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization of AbbVie occurs, the principal of all the Notes then outstanding will become immediately due and payable without any action on the part of the Trustee or any holder. The holders of a majority in principal amount of the outstanding series of Notes affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of AbbVie's other indebtedness, an event of default in respect of the Notes may give rise to cross defaults on its other indebtedness.

        Any past default with respect to a series of Notes may be waived on behalf of all holders of that series of Notes by at least a majority in principal amount of the holders of the outstanding Notes of that series, except a default:

  •
  in the payment of the principal of or any premium or interest on that series of Notes; or

  •
  in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note of that series affected.

        Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured and shall cease to exist for every purpose under the indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

        A holder of Notes of any series will be able to pursue any remedy under the indenture only if:

  •
  such holder has previously given written notice to the Trustee of a continuing event of default with respect to that series of Notes;

  •
  the holders of not less than 25% in principal amount of the outstanding Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the indenture;

  •
  such holders or holders making the request have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  •
  during that 60-day period, the holders of a majority in principal amount of that series of Notes do not give the Trustee a direction inconsistent with such request.

        Holders of Notes, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their Notes on or after its due date.

Modification of the Indenture

        AbbVie and the Trustee may modify the indenture or any supplemental indenture without the consent of the holders of the Notes for one or more of the following purposes:

  •
  to evidence the succession of another Person to AbbVie and the assumption by any such successor of the obligations of AbbVie in the indenture or any supplemental indenture, and in the Notes;

  •
  to add to the covenants of AbbVie for the benefit of the holders of all or any series of Notes or to surrender any right or power conferred upon AbbVie by the indenture or any supplemental indenture;

  •
  to add any additional events of default for the benefit of holders of all or any series of Notes;

  •
  to add to or change any of provisions of the indenture or any supplemental indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in certain other forms;

  •
  to add to, change or eliminate any of the provisions of the indenture or any supplemental indenture in respect of one or more series of Notes, provided that any such addition, change or elimination (i) shall neither (A) apply to any Note of any series created prior to the execution of such supplemental indenture affecting such modification and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Note with respect to such provision or (ii) shall become effective only when there is no such Note outstanding;

  •
  to secure the Notes pursuant to the requirements of the indenture or the requirements of any supplemental indenture or to otherwise provide any security for, or add any guarantees of or additional obligors on, the Notes of all or any series;

  •
  to establish the form or terms of Notes of any series in accordance with the terms of the indenture;

  •
  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of a particular series of Notes in accordance with the provisions in the indenture;

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the indenture; or

  •
  to cure any ambiguity or to correct or supplement any provision of the indenture or any supplemental indenture which may be defective or inconsistent with any other provision in the indenture or any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the indenture or any supplemental indenture as shall not adversely affect the interests of the holders of any series of Notes in any material respect.

        AbbVie and the Trustee may otherwise modify the indenture or any supplemental indenture with the consent of the holders of not less than a majority in principal amount of each series of Notes affected for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of Notes of such series under the indenture or any supplemental indentures. However, without the consent of the holder of each outstanding Note affected by such modification, no modification may:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, such Notes or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in principal amount of the Notes of any series, the consent of whose holders is required in the indenture for consent for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences; or

  •
  modify the provisions set forth in the two bullets above or the paragraph immediately preceding the two bullets above or modify provisions relating to the waiver of past defaults or the waiver of certain covenants in the indenture, in each case, other than to increase the percentage in principal amount of the Notes required to modify such provisions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected by such modification.

Defeasance and Covenant Defeasance

        The provisions of the indenture relating to defeasance and covenant defeasance as described in the indenture will apply to the Notes.

        The indenture provides that, at AbbVie's option, AbbVie:

  •
  will be discharged from any and all obligations in respect of the Notes of a series, except for certain obligations set forth in the indenture that survive such discharge ("legal defeasance"); or

  •
  may omit to comply with certain restrictive covenants of the indenture, including those described under "Certain Covenants of AbbVie" and "Consolidation, Merger and Sale of Assets," and the occurrence of an event described in clause (3) under "Events of Default" with respect to any such covenants will no longer be an event of default ("covenant defeasance");

in each case, if

  •
  AbbVie irrevocably deposits or causes to be deposited with the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Notes, in money in an amount, euro-denominated government instruments, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge all the principal of and premium, if any, and interest on the Notes of that series on the dates such payments are due, which may include one or more redemption dates that AbbVie designates, in accordance with the terms of the Notes of that series;

  •
  no event of default or event which with notice or lapse of time, or both, would become an event of default with respect to Notes of such series shall have occurred and be continuing on the date of such deposit or insofar as an event of default resulting from certain events involving AbbVie's bankruptcy or insolvency are concerned, at any time during the period ending on the 121st day after such date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to AbbVie in respect of such deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period);

  •
  such defeasance will not cause the Trustee to have a conflicting interest with respect to any of AbbVie's securities or result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

  •
  the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which AbbVie is a party or by which AbbVie bound;

  •
  AbbVie has delivered an opinion of counsel to the effect that the beneficial owners of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to AbbVie, or otherwise a change in applicable federal income tax law occurring after the date of the indenture; and

  •
  AbbVie shall have delivered an officer's certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

        If AbbVie fails to comply with its remaining obligations under the indenture after a covenant defeasance with respect to the Notes of any series and the Notes of such series are declared due and payable because of the occurrence of any event of default, the amount of money and euro-denominated government instruments on deposit with the Trustee may be insufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from the event of default. AbbVie will, however, remain liable for those payments.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the indenture) as to all outstanding Notes of any series when:

          (1)   either (a) all the Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by AbbVie and thereafter repaid to it or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at AbbVie's option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of AbbVie, and AbbVie has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes of such series to the date of such deposit (in the case of Notes which have become due and payable), or to their stated maturity or the redemption date, as the case may be (provided that in connection with any discharge relating to any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the

  Trustee on or prior to the redemption date), together with irrevocable instructions from AbbVie directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)   AbbVie has paid or caused to be paid all other sums payable under the indenture in respect of such series of Notes; and

          (3)   AbbVie has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of Notes have been complied with.

Governing Law

        The indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

The Trustee

        U.S. Bank National Association will be named as the "Trustee" under the indenture. U.S. Bank National Association and its affiliates perform certain commercial banking services for some of AbbVie's affiliates for which they receive customary fees.

        The Trustee will become obligated to exercise any of its powers under the indenture at the request or direction of any of the holders of any Notes pursuant to the indenture only after those holders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

        Neither U.S. Bank National Association, nor any of its affiliates, in each of their capacities including, but not limited to, Trustee, paying agent and security registrar, have participated in the preparation of this prospectus supplement and assumes no responsibility for its content.

        In considering the interests of holders of the Notes while any relevant Global Notes are held on behalf of Euroclear and Clearstream, Luxembourg, the Trustee may have regard to any information provided to it by such clearing systems as to the identity (either individually or by category) of their accountholders and may consider such interests as if such accountholders were holders of the relevant Global Notes and interests therein.

Payment and Paying Agents

        AbbVie will make payments on the Notes in euro at the office of the Trustee, the London Paying Agent or any paying agent AbbVie designates (which paying agent may include AbbVie). At its option, AbbVie may make payments of interest by (1) check mailed to the address of the Person entitled thereto as such address shall appear in the security register or (2) wire transfer as directed by the holder of any Note, in immediately available funds to an account maintained by the applicable depository or its nominee with respect to a Global Note, and to the holder of any Note or its nominee with respect to a Definitive Note; provided further that in the case of a Definitive Note (x) the holder thereof shall have provided written wiring instructions to the London Paying Agent on or before the related Record Date and (y) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check mailed to the address of such holder specified in the security register. AbbVie will make interest payments to the holder in whose name the Note is registered at the close of business on the Record Date for the interest payment.

        All payments of any amounts paid to or to the order of the nominee for a common depositary for Euroclear and Clearstream, Luxembourg shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability of AbbVie for the moneys payable on the Notes.

        AbbVie has designated the London Paying Agent as its paying agent for payments on Notes. AbbVie may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        The Trustee or London Paying Agent, as applicable, will repay to AbbVie on AbbVie's written request any funds they hold for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After repayment to AbbVie, holders entitled to those funds must look only to it for payment.

Exchange, Registration and Transfer

        Notes of any series may be exchangeable for other Notes of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present registered Notes for registration of transfer at the office of the security registrar. The security registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        AbbVie will appoint the Trustee as security registrar for the Notes. AbbVie may at any time designate additional security registrars for any series of Notes or rescind the designation of any security registrar or approve a change in the location through which any security registrar acts. AbbVie will be required to maintain an office or agency for transfers and exchanges in each place of payment. No service charge will be made for any registration of transfer or exchange of the Notes, but we or the security registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than as set forth in the indenture).

        Neither the Company nor the security registrar will be required to register the transfer of or exchange of any Note:

  •
  during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of that series selected for redemption and ending at the close of business on the day of such mailing; or

  •
  so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Notices

        So long as any Notes are represented by a Global Note and such Global Note is held on behalf of a clearing system, notices to the holders of Notes of that series may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders.

Book-Entry System

        We will issue the Notes initially in the form of Global Notes in fully registered, book-entry form. The Global Notes will be registered in the name of a nominee for, and delivered to, a common depositary for Euroclear and Clearstream, Luxembourg.

        Except as described below, the Global Notes may be transferred, in whole but not in part, only to another nominee of Euroclear and Clearstream, Luxembourg. Beneficial interests in the Global Notes may not be exchanged for Definitive Notes except in the limited circumstances described below. See "—Exchange of Global Notes for Definitive Notes" below. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive Definitive Notes.

Euroclear and Clearstream, Luxembourg

        Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as accountholders in Euroclear and Clearstream, Luxembourg. Investors may hold interests in the Global Notes through either Euroclear or Clearstream, Luxembourg, either directly if they are accountholders in such systems, or indirectly through organizations that are accountholders in such systems.

        We have obtained the information in this section concerning Euroclear and Clearstream, Luxembourg and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        Euroclear and Clearstream, Luxembourg each holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfer between their respective accountholders. Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

        Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an accountholder of either system.

        Transfers of any interests in Notes represented by a Global Note within Euroclear and Clearstream, Luxembourg will be effected in accordance with the customary rules and operating procedures of the relevant clearing system.

        On or after the issue date of the Notes, transfers of Notes represented by a Global Note between accountholders in Euroclear and Clearstream, Luxembourg will generally have a settlement date three business days after the trade date (T+3). The customary arrangements for delivery versus payment will apply to such transfers.

        Clearstream, Luxembourg and Euroclear have each published rules and operating procedures designed to facilitate transfers of beneficial interests in Global Notes among participants and accountholders of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time.

        None of the Issuer, the Trustee, the London Paying Agent or any underwriter will be responsible for any performance by Clearstream, Luxembourg or Euroclear or their accountholders of their respective obligations under the rules and procedures governing their operations and none of them will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the Notes represented by a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Same-Day Settlement and Payment

        AbbVie will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the London Paying Agent; provided, however, that at AbbVie's option payment of interest in respect of Definitive Notes may be made by (1) check mailed to the address of the person entitled thereto as such address shall appear in the security register or (2) wire transfer as directed by the holder of the relevant Notes, in immediately available funds to accounts maintained by the holder of Notes or its nominee; provided further that in the case of a Definitive Note (x) the holder thereof shall have provided written wiring instructions to the London Paying Agent on or before the related Record Date and (y) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check mailed to the address of such holder specified in the security register.

        If the principal of or any premium or interest on the Notes is payable on a day that is not a Payment Business Day, the payment will be made on the following Payment Business Day without the accrual of any interest on that payment.

        For these purposes "Payment Business Day" means any day that is:

  a)
  a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in, in the case of Definitive Notes only, the relevant place of presentation;

  b)
  a day on which the TARGET 2 System is open, and

  c)
  in the case of any payment in respect of a Global Note, a day on which Euroclear and/or Clearstream, Luxembourg, as the case may be, settle(s) payments in euro.

        For these purposes "TARGET 2 System" means the Trans-European Automatic Real-Time Gross Settlement Express Transfer (TARGET 2) System.

Exchange of Global Notes for Definitive Notes

        AbbVie will issue Definitive Notes upon surrender of the Global Notes in accordance with their terms only if:

  a)
  an event of default has occurred and is continuing; or

  b)
  either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

  c)
  the Issuer would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream, Luxembourg which would not be suffered were the Notes in definitive form and a certificate to such effect signed by an authorised signatory of the Issuer is given to the Trustee.

        Thereupon (in the case of (a) or (b) above) the holder of a Global Note (acting on behalf of one or more of the accountholders) or the Trustee may give notice to the Issuer and (in the case of (c) above) the Issuer may give notice to the Trustee and the holders of Notes, of its intention to exchange a Global Note for Definitive Notes on or after the Exchange Date (as defined below).

        On or after the Exchange Date the holder of the Global Note may, or in the case of (c) above, shall surrender it to or to the order of the London Paying Agent. In exchange for the Global Note, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of Definitive Notes, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of the Global Note, the Issuer will procure that it is cancelled and, if the holder so requests, returned to the holder together with any relevant Definitive Notes.

        For these purposes, "Exchange Date" means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London, the place in which the specified office of the

London Paying Agent is located and, except in case of exchange pursuant to (b) above, in the place in which Euroclear and Clearstream, Luxembourg are located.

        In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the holder of the relevant Global Notes.

        Neither we nor the Trustee will be liable for any delay by the holder of the relevant Global Notes in identifying the holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream, Luxembourg for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Definitive Notes to be issued).

DESCRIPTION OF OTHER LONG-TERM INDEBTEDNESS

        Set forth below is a summary of certain outstanding indebtedness and other financing arrangements of the Issuer. The following summary is not a complete description of the terms of these debt obligations and financing arrangements and is qualified in its entirety by reference to the applicable governing agreements, which are included as exhibits to the Issuer's filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information."

Existing Notes

Notes Issued in 2012

        In November 2012, the Issuer issued $14.7 billion aggregate principal amount of senior notes (the "2012 Notes") in anticipation of its separation from Abbott Laboratories ("Abbott"). The 2012 Notes were guaranteed by Abbott until the separation from Abbott was consummated on January 1, 2013, at which point the guarantee was released. Approximately $3 billion of the 2012 Notes were issued to Abbott as partial consideration for the transfer of assets from Abbott to AbbVie. The Issuer used part of the net proceeds from the sale of the 2012 Notes (other than the portion of the 2012 Notes issued to Abbott) to finance the distribution to Abbott made in November 2012 of $10.2 billion, as provided by the terms of the agreement governing the separation.

        The 2012 Notes consist of $4 billion of 1.75% notes due in 2017, $1 billion of 2.00% notes due in 2018, $3.1 billion of 2.90% notes due in 2022 and $2.6 billion of 4.40% notes due in 2042. As of September 30, 2016, there was $10.7 billion aggregate principal amount of 2012 Notes outstanding.

        The Issuer may redeem any or all of the 2012 Notes of each series, at any time and from time to time, at a redemption price equal to the principal amount of the 2012 Notes redeemed plus a make-whole premium. At September 30, 2016, the Issuer was in compliance with the covenants under the 2012 Notes.

Notes Issued in 2015

        In May 2015, the Issuer issued $16.7 billion aggregate principal amount of unsecured senior notes (the "2015 Notes"). The 2015 Notes consist of $3.0 billion aggregate principal amount of 1.8% senior notes due 2018, $3.75 billion aggregate principal amount of 2.5% senior notes due 2020, $1.0 billion aggregate principal amount of 3.2% senior notes due 2022, $3.75 billion aggregate principal amount of 3.6% senior notes due 2025, $2.5 billion aggregate principal amount of 4.5% senior notes due 2035 and $2.7 billion aggregate principal amount of 4.7% senior notes due 2045. The 2015 Notes rank equally with all other unsecured and unsubordinated indebtedness of the Issuer.

        The Issuer may redeem the 2015 Notes prior to maturity at a redemption price equal to the principal amount of the 2015 Notes redeemed plus a make-whole premium and, except for the 1.8% senior notes due 2018, the Issuer may also redeem the 2015 Notes at par between one and six months prior to maturity. The 2015 Notes contain customary covenants, all of which the Issuer was in compliance with as of September 30, 2016.

Notes Issued in 2016

        In May 2016, the Issuer issued $7.8 billion aggregate principal amount of unsecured senior notes (the "2016 USD Notes" and, together with the 2012 Notes and the 2015 Notes, the "Existing Notes"). The 2016 USD Notes consist of $1,800,000,000 aggregate principal amount of 2.30% senior notes due 2021, $1,000,000,000 aggregate principal amount of 2.85% senior notes due 2023, $2,000,000,000 aggregate principal amount of 3.20% senior notes due 2026, $1,000,000,000 aggregate principal amount of 4.30% senior notes due 2036 and $2,000,000,000 aggregate principal amount of 4.45% senior notes due 2046. The 2016 USD Notes rank equally with all other unsecured and unsubordinated indebtedness of the Issuer.

        The Issuer may redeem the 2016 USD Notes prior to maturity at a redemption price equal to the principal amount of the 2016 USD Notes redeemed plus a make-whole premium and the Issuer may also redeem the 2016 USD Notes at par between one and six months prior to maturity. The 2016 USD Notes contain customary covenants, all of which the Issuer was in compliance with as of September 30, 2016.

Existing Credit Agreement

        In October 2014, the Issuer entered into a $3 billion five-year revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility is currently used to support commercial paper borrowings. At September 30, 2016, there were no commercial paper borrowings outstanding. No amounts are currently outstanding under the Revolving Credit Facility.

Existing Term Loans

        On September 25, 2015, the Issuer entered into a $2 billion three-year term loan credit agreement and a $2 billion 364-day term loan credit agreement (collectively, the "Term Loan Facilities"). In November 2015, the Issuer drew on the Term Loan Facilities and used the proceeds to refinance its $4 billion of senior notes maturing in 2015. The margin with respect to the borrowings under the Term Loan Facilities will be based on the Issuer's public debt rating. The $2 billion 364-day term loan credit agreement was repaid and terminated in May 2016.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below and collectively referred to as "Holders") with respect to the ownership and disposition of the Notes acquired in this offering, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, each as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth herein.

        This discussion applies only to Holders that purchase Notes in the initial offering at their original "issue price" (i.e., the first price at which a substantial amount of the Notes is sold to purchasers (other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash) and hold Notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax considerations applicable to subsequent purchasers of the Notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to Holders that are subject to special rules under the U.S. federal income tax laws including, for example, banks and other financial institutions, insurance companies, tax-exempt organizations, partnerships or other pass-through entities (or investors therein), individual retirement and other tax deferred accounts, dealers or traders in securities or currencies, regulated investment companies, real estate investment trusts, U.S. Holders whose "functional currency" is not the U.S. dollar, traders in securities that elect a mark-to-market method of accounting, "controlled foreign corporations," "passive foreign investment companies," U.S. expatriates, non-U.S. trusts and estates that have U.S. beneficiaries, and persons holding Notes as part of a hedge, straddle, conversion transaction or other integrated transaction or risk reduction transaction. This discussion does not address the tax consequences of the ownership or disposition of Notes arising under the alternative minimum tax or the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and does not address any U.S. federal tax laws other than those pertaining to the income tax, nor does it address any foreign, state or local tax consequences. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS will agree with such statements and conclusions.

        As used herein, a "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

  •
  a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust validly elected to be treated as a U.S. person under applicable Treasury regulations.

        As used herein, a "Non-U.S. Holder" is a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, trust, or estate that is not a U.S. Holder.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner in such entity will generally depend upon the status of the partner and the activities of the entity. Holders of Notes that are partnerships or partners in such entities should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of Notes.

        THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

        The terms of the Notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under Treasury regulations governing "contingent payment debt instruments." According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a Holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the Notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments of excess or accelerated amounts will be made is remote within the meaning of the applicable Treasury regulations. The remainder of this discussion assumes that this position will be respected. Our position that these contingencies are remote is binding on a Holder unless such Holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a Holder might be required, among other things, to accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event a contingency described above occurs, it would affect the amount, timing and character of the income or loss recognized by a Holder. Prospective investors should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

Payments of Interest

        Payments of stated interest on a Note will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, that the difference will be a de minimis amount (as set forth in the applicable Treasury regulations). If a Holder uses the cash method of accounting for U.S. federal income tax purposes, such Holder will be required to include in such Holder's gross income the dollar value of the euro interest payment on the date received (based on the dollar spot rate for euro on that date), regardless of whether the Holder in fact converts the payment to dollars at that time. A Holder will not recognize foreign currency gain or loss with respect to receipt of such payments, but may have foreign currency gain or loss when such Holder actually sells or otherwise disposes of euro, as described below.

        If a Holder uses the accrual method of accounting for U.S. federal income tax purposes, such Holder will be required to include in such Holder's gross income the dollar value of the euro amount of interest income that accrues during an accrual period. The dollar value of the euro amount of accrued interest income is determined by translating that income at the average dollar exchange rate for euro in effect during the accrual period or, if the accrual period spans two taxable years, the partial period within the taxable year. A Holder may elect, however, to translate accrued interest income using: (i) the dollar spot rate for euro on the last day of the accrual period, (ii) in the case of a partial accrual period, the spot rate on the last day of the taxable year or (iii) if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. That election must be applied consistently to all debt instruments a Holder holds from year to year and may not be changed without the consent of the IRS. Prior to making that election, Holders should consult their own tax advisor.

        If a Holder uses the accrual method of accounting for U.S. federal income tax purposes, such Holder may recognize foreign currency gain or loss, which generally will be taxable as ordinary income or loss, with respect to accrued interest income on the date the payment of that income was received. The amount of foreign currency gain or loss recognized will be the difference, if any, between the dollar value of the payment in euro that is received by the Holder in respect of the accrued interest (based on the dollar spot rate for euro on the date you receive the payment) and the dollar value of interest income that has accrued during the accrual period (determined as described in the preceding paragraph).

        If a Holder receives a payment of interest in dollars as a result of a currency conversion, then the dollar amount so received might not be the same as the dollar amount required to be recognized as interest income under the rules described above.

Exchange or Purchase of Euro

        Euro received as interest on a Note or on a sale, exchange, redemption or other disposition of a Note generally will have a tax basis equal to the dollar value of the euro at the spot rate on the date of receipt. If a Holder purchases euro, the tax basis of the euro will generally be the dollar value of the euro at the spot rate on the date of purchase. Any gain or loss recognized on a sale, exchange or other disposition of euro (including the use of euro to purchase Notes or upon the exchange of euro for dollars) generally will be treated as ordinary income or loss.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        If a Holder receives euro on the sale, exchange, redemption or other disposition of a Note, the dollar amount realized generally will be based on the dollar spot rate for euro on the date of the disposition. However, if the Notes are traded on an established securities market and such Holder is a cash method U.S. Holder or an electing accrual method U.S. Holder, the dollar amount realized will be determined by translating the euro received at the dollar spot rate for euro on the settlement date of the disposition. If such Holder is an accrual method U.S. Holder and makes this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If such Holder is an accrual method U.S. Holder and does not make this election, the dollar equivalent of the amount realized will be determined by translating that amount at the dollar spot rate for euro on the date of the sale, exchange, redemption or other disposition and generally will recognize foreign currency gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the dollar equivalent of the amount realized based on the spot rates in effect on the date of disposition and the settlement date.

        The initial tax basis in a Note generally will be the cost of the Note, which, in the case of a U.S. Holder that purchases a Note with euro, will be the dollar value of the amount of euro paid for such

Note at the dollar spot rate for euro on the date of purchase. However, if the Notes are traded on an established securities market, and a Holder is a cash basis U.S. Holder or an electing accrual method U.S. Holder, the dollar amount of the euro purchase price will be determined by translating the euro paid at the dollar spot rate for euro on the settlement date of the purchase. As described above, if a Holder is an accrual method U.S. Holder and makes this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If a Holder is an accrual method U.S. Holder and does not make this election, the dollar equivalent of the purchase price will be determined by translating that amount at the spot rate on the date of the purchase and foreign currency gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the dollar equivalent of the purchase price based on the spot rates in effect on the date of purchase and the settlement date will be generally recognized.

        A Holder will recognize foreign currency gain or loss attributable to the movement in exchange rates between the time of purchase of the Note and the time of disposition, including the sale, exchange, redemption or other disposition, of the Note. Gain or loss attributable to the movement of exchange rates will equal the difference between (1) the dollar value of the euro principal amount of the Note, determined as of the date the Note is disposed of based on the dollar spot rate for euro in effect on that date, and (2) the dollar value of the euro principal amount of such Note, determined on the date the Note was acquired based on the dollar spot rate for euro in effect on that date. For this purpose, the principal amount of the Note is the purchase price for the Note in euro. Any such gain or loss generally will be treated as ordinary income or loss, and generally will be U.S. source gain or loss, and generally will not be treated as interest income or expense. A Holder will recognize such foreign currency gain or loss to the extent such Holder has gain or loss, respectively, on the overall sale or taxable disposition of the Note.

        Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, will be treated as ordinary interest income) and (ii) such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in the Note will generally equal the amount such U.S. Holder paid for the Note. Any gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder held the Note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information reporting generally will apply to payments of principal and interest on the Notes and payments of the proceeds from a sale or other disposition (including retirement or a redemption) of the Notes unless the U.S. Holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 28%) generally will apply to such payments if the U.S. Holder fails to (i) provide a properly completed and executed IRS Form W-9 to the applicable withholding agent providing such U.S. Holder's correct taxpayer identification number and complying with certain certification requirements or (ii) otherwise establish an exemption from backup withholding. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Reportable Transaction Reporting

        Under applicable Treasury Regulations, if a Holder is a U.S. Holder who participates in "reportable transactions" (as defined in the Treasury Regulations), such Holder must attach to such Holder's U.S. federal income tax return a disclosure statement on IRS Form 8886. Under the relevant rules, a Holder may be required to treat a foreign currency exchange loss from the Notes as a reportable transaction if this loss exceeds the relevant threshold in the regulations. Holders should consult their tax advisor regarding the possible obligation to file IRS Form 8886 with respect to the ownership or disposition of the Notes, or any related transaction, including, without limitation, the disposition of any euro received.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders

Payments of Interest

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—FATCA," payments of interest on the Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the "portfolio interest exemption," provided that:

  •
  such interest is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the Non-U.S. Holder in the United States);

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code;

  •
  the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  either (1) the Non-U.S. Holder of the Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and providing its name and address or (2) a financial institution that holds Notes on behalf of the Non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

        If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest exemption" described above, payments of interest made to such Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) and such Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a Non-U.S. Holder generally must provide to the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

        Interest paid to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States), generally will not be subject to the U.S. federal withholding tax discussed above, provided that the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—FATCA," any gain realized on the sale, exchange, redemption or other taxable disposition of a Note by a Non-U.S. Holder (other than amounts properly attributable to accrued and unpaid interest, which generally will be treated as described under "—Non-U.S. Holders—Payments of Interest") generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  such gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States); or

  •
  such Non-U.S. Holder is an individual who is present in the United States for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

        Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified under an applicable income tax treaty), which gain may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder.

Information Reporting and Backup Withholding

        Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

        U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a Non-U.S. Holder generally will be exempt from backup withholding if the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

        Under Treasury regulations, the payment of proceeds from the disposition of a Note by a Non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder's non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of Notes by a Non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder's non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the Non-U.S. Holder is a U.S. person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

FATCA

        Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder, commonly referred to as FATCA, U.S. federal withholding tax at a rate of 30% is imposed on U.S.-source interest on and, beginning after December 31, 2018, on sales or redemption proceeds of a Note paid to (i) a "foreign financial institution" (as defined for this purpose) unless such institution is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exemptions or (ii) a foreign entity that is not a financial institution, unless such entity is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, provides the withholding agent with a certification identifying any substantial U.S. owners of the entity (as defined for this purpose) or meets other exemptions.

        If FATCA withholding is imposed, a Non-U.S. Holder that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing certain information with the IRS. Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in the Notes.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Barclays Bank PLC, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc, are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Barclays Bank PLC	€	€	€
Deutsche Bank AG, London Branch
J.P. Morgan Securities plc
Merrill Lynch International
Morgan Stanley & Co. International plc
BNP Paribas
HSBC Bank plc
Société Générale
Total	€	€	€

        The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to        % of the principal amount of the 20    Notes, up to        % of the principal amount of the 20    Notes and up to        % of the principal amount of the 20    Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to        % of the principal amount of the 20    Notes, up to         % of the principal amount of the 20    Notes and up to        % of the principal amount of the 20    Notes. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The Notes are new issues of securities with no established trading markets. We intend to apply for listing of the Notes for trading on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. In addition, we have been advised by the underwriters that the underwriters intend to make markets in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Notes.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately €            . We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including certain liabilities under the Securities Act.

Stabilization and Short Positions

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the stabilizing manager has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Canada

Notice to Canadian Residents

        This document constitutes an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the "Securities"). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

        Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to "connected issuer" and/or "related issuer" relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

        The offer and sale of the Securities in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

        Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions ("NI 45-106") or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

        Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

        Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an "eligible foreign security" as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a "misrepresentation" as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

United Kingdom

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

        Certain legal matters related to the offering will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters related to the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015 as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

ABBVIE INC.

Debt Securities

        This prospectus relates to the sale of one or more series of debt securities of AbbVie Inc. ("AbbVie," "we," "us" or the "Company") from time to time, on terms and at prices determined at the time the debt securities are offered for sale. The terms and prices will be described in more detail in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.

        We may offer and sell these securities to or through agents, underwriters, dealers, or directly to purchasers. The names of any agents, underwriters, or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

        Investing in our securities involves risks. See "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 27, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Using this process, we may offer and sell debt securities described in this prospectus in one or more offerings from time to time.

        We have not authorized anyone to give any information or to make any representations concerning the debt securities we may offer except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy debt securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of debt securities, as an indication that there has been no change in our affairs since the date of this prospectus.

        This prospectus provides you with a general description of debt securities we may offer. Each time we sell debt securities described in this prospectus, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the debt securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings "Where You Can Find Additional Information" and "Information Incorporated by Reference."

        You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled "Prospectus Summary" and "Risk Factors," contain certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of AbbVie management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include the matters described in our Annual Report on Form 10-K for the year ended December 31, 2014 under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." AbbVie does not undertake any obligation to update the forward-looking statements included in this prospectus to reflect events or circumstances after the date of this prospectus, unless AbbVie is required by applicable securities law to do so. Please carefully review and consider the various disclosures made in this prospectus or any prospectus supplement and in our reports filed with the Securities and Exchange Commission ("SEC") that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

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PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our debt securities. You should read the following summary together with the more detailed information regarding our company, the securities being registered hereby and our financial statements and notes thereto incorporated by reference into this prospectus.

AbbVie Inc.

Overview

        AbbVie Inc. is a global, research-based biopharmaceutical company. AbbVie develops and markets advanced therapies that address some of the world's most complex and serious diseases. AbbVie's products are used to treat chronic autoimmune diseases, including rheumatoid arthritis, psoriasis, and Crohn's disease; hepatitis C; human immunodeficiency virus; endometriosis; thyroid disease; Parkinson's disease; complications associated with chronic kidney disease and cystic fibrosis; and other health conditions such as low testosterone. AbbVie also has a pipeline of promising new medicines, including more than 30 compounds or indications in Phase 2 or Phase 3 development across such important medical specialties as immunology, virology/liver disease, oncology, renal disease, neurological diseases and women's health. AbbVie has approximately 26,000 employees and its products are sold in over 170 countries.

        AbbVie was incorporated in Delaware on April 10, 2012. On January 1, 2013, AbbVie became an independent, publicly-traded company as a result of the distribution by Abbott Laboratories ("Abbott") of 100 percent of the outstanding common stock of AbbVie to Abbott's shareholders. AbbVie common stock began trading "regular-way" under the ticker symbol "ABBV" on the New York Stock Exchange on January 2, 2013.

        AbbVie also maintains an Internet site at www.abbvie.com. AbbVie's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

        For information regarding the results of AbbVie's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in AbbVie's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this prospectus.

        The address of AbbVie's principal executive offices is 1 North Waukegan Road, North Chicago, Illinois 60064. AbbVie's telephone number is 847-932-7900.

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INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or the offering is terminated.

        The documents we incorporate by reference into this prospectus are:

          1.     Annual Report on Form 10-K for the year ended December 31, 2014 (including the information in Part III incorporated by reference from the Company's Definitive Proxy Statement on Schedule 14A, filed on March 20, 2015);

          2.     Current Reports on Form 8-K filed on March 5, 2015, March 6, 2015, March 20, 2015, March 23, 2015 and March 30, 2015; and

          3.     The information in our Registration Statement on Form S-4 (File No. 333-202921) filed with the Securities and Exchange Commission on March 23, 2015, as amended, under the headings "Risk Factors" and "Unaudited Pro Forma Condensed Combined Financial Statements."

        In addition, we incorporate by reference the following items included in Pharmacyclics' Annual Report on Form 10-K, as filed with the SEC on February 18, 2015:

          1.     Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations);

          2.     Item 8 (Financial Statements and Supplementary Data); and

          3.     Item 9A (Controls and Procedures).

        This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about AbbVie and our debt securities.

        Documents incorporated by reference into this prospectus are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention: Investor Relations
(847) 932-7900
http://www.abbvieinvestor.com/

        We have not authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus, any accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you and take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 with respect to the debt securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the debt securities offered hereby, reference is made to the registration statement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC's website at www.sec.gov, or our website at www.abbvie.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

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RISK FACTORS

        Investing in our debt securities involves risks. You should carefully consider the risks described under "Risk Factors" beginning on page 12 of our annual report on Form 10-K for the period ended December 31, 2014, which is incorporated by reference herein, the risks described under "Risk Factors" beginning on page 13 of our Registration Statement on Form S-4, as amended (No. 333-202921), as well as the other information contained or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our debt securities.

        Our business, financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The market or trading price of our debt securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our debt securities to decline.

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 USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the debt securities under this prospectus for future acquisitions, stock repurchases, the repayment of indebtedness, capital expenditures, dividends, working capital, and any other general corporate purpose.

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 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth AbbVie's historical ratio of earnings to fixed charges for the periods indicated. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference into this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	Fiscal Year
	2014	2013	2012	2011	2010
Consolidated ratio of earnings to fixed charges	6.0	16.6	41.3	132.0	180.1

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DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that AbbVie may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that AbbVie may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

        AbbVie may issue debentures, notes or other evidences of indebtedness, which we refer to as "debt securities," from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities.

        The debt securities will be governed by an indenture, dated as of November 8, 2012 (the "indenture"), between AbbVie and U.S. Bank National Association, as trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee under the indenture has two main roles:

  •
  first, subject to some limitations, the trustee can enforce your rights against us if we default.

  •
  second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

        The specific terms of debt securities being offered will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of your debt securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference into this prospectus or applicable prospectus supplement regarding provisions of debt securities and the indenture are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements AbbVie may enter into from time to time which are permitted under the debt securities or the indenture). You should read the summary below, the applicable prospectus supplement and indenture and any related documents before making your investment decision.

        The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

  •
  the title of the debt securities of the series;

  •
  any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

  •
  the date or dates on which the principal of the debt securities of the series is payable;

  •
  the rate or rates at which the debt securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, and the date or dates from which such interest shall accrue;

  •
  the dates on which any such interest shall be payable and the regular record date for any interest payable on any such date;

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  •
  the place or places where the principal of and any premium and interest on the debt securities of the series shall be payable;

  •
  the period or periods within which the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at AbbVie's option;

  •
  the obligation, if any, of AbbVie to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which the price or prices at which and the terms and conditions upon which the debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

  •
  the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the indenture;

  •
  if the principal of or any premium or interest on the debt securities of the series is to be payable, at the election of AbbVie or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  •
  if the amount of payments of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

  •
  the application, if any, of the provisions for the defeasance or covenant defeasance of the indenture to the debt securities of any series;

  •
  whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary with respect to such global security or securities and the circumstances under which any global security may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than such depositary or its nominee;

  •
  the person to whom any interest on the debt securities of the series shall be payable, if other than the person in whose name the debt securities (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

  •
  whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

  •
  whether the debt securities will be secured or unsecured;

  •
  the forms of the debt securities;

  •
  a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

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  •
  any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted thereunder).

        This prospectus is part of a registration statement that provides that AbbVie may issue debt securities from time to time in one or more series under the indenture, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited.

        The indenture contains certain restrictive covenants that will apply to AbbVie and its subsidiaries unless otherwise indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

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 PLAN OF DISTRIBUTION

        We may sell debt securities to or through underwriters and also directly to other purchasers or through agents.

        The distribution of the debt securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions, or commissions.

        Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of debt securities offered under this prospectus may be "underwriters," as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        We may have agreements with the underwriters, dealers, and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those liabilities.

        If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        An institutional purchaser's obligation under the contract will be subject to the condition that the purchase of the offered debt securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.

        In general, the debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.

        In connection with any offering of the debt securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on the debt securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions

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created by short sales. Short sales involve the sale by underwriters of a greater number of debt securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress.

        Underwriters may also impose a penalty bid in any offering of debt securities offered under this prospectus and any prospectus supplement through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased debt securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by underwriters may stabilize, maintain or otherwise affect the market price of the debt securities offered under this prospectus and any prospectus supplement. As a result, the price of such debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

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LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the debt securities offered under this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

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 EXPERTS

        The combined financial statements for the year ended December 31, 2012 incorporated in this prospectus by reference from AbbVie's Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an emphasis of matter paragraph regarding the fact that AbbVie Inc.'s combined financial statements have been derived from the accounting records of Abbott Laboratories and include expense allocations for certain corporate functions historically provided by Abbott Laboratories). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 of Pharmacyclics, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Joint Book-Running Managers

Barclays
BofA Merrill Lynch
Deutsche Bank
J.P. Morgan
Morgan Stanley
(Global Coordinator)
BNP PARIBAS
HSBC
Société Générale
Corporate & Investment Banking

                        , 2016